CONSULTING AGREEMENT



                                                     January 22, 1996



Global Telecommunication Solutions, Inc.
342 Madison Avenue
New York, New York  10173

Attention:  Mr. Shelly Finkel, President

Dear Mr. Finkel:

                  This will confirm the arrangements, terms and conditions pursuant to which Whale Securities Co., L.P. (the "Consultant"), has been retained to serve as a financial consultant and advisor to Global Telecommunication Solutions, Inc., a Delaware corporation (the "Company"), on a non-exclusive basis for a period of one (1) year commencing on January 22, 1996. The undersigned hereby agrees to the following terms and conditions:

                  1.       Duties of Consultant.

                           (a)      Advice Concerning Financing and Merger
and Acquisition Proposals. Consultant shall, at the request of the Company, upon reasonable notice, assist the Company in developing, studying and evaluating financing and merger and acquisition proposals based upon documentary information provided to the Consultant by the Company.

                           (b)      Wall Street Liaison.  Consultant shall,
when appropriate, arrange meetings between representatives of the Company and individuals and financial institutions in the investment community, such as security analysts, portfolio managers and market makers.

                  The services described in this Section 1 shall be rendered by Consultant without any direct supervision by the Company and at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as Consultant may determine.

     2. Compensation. As compensation for Consultant's services hereunder, the Company shall issue to Consultant and/or its designees a warrant (the "Warrant") to purchase 200,000 shares of Common Stock of the Company at an exercise price of $5.125 per share, subject to the same




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anti-dilution  provisions as are contained in the Company's public warrants. The
Warrant shall expire on January 22, 2001. The Warrant and the shares issuable upon the exercise thereof will contain piggyback registration rights and otherwise be in form reasonably satisfactory to Whale, the Company and their respective counsel.

                  3. Additional Compensation for Certain Transactions. The Company acknowledges that Consultant has rendered services to the Company in connection with the Company's evaluation of Global Link Telco Corporation ("Global Link") and Sitel Corp. ("Sitel") as suitable candidates for an acquisition. If, at any time, the Company acquires, by merger or otherwise, all or substantially all of the assets or capital stock of Global Link (the "Global Link Transaction"), the Company will pay to Consultant additional compensation of $100,000 with respect to such Global Link Transaction, which will be paid, by certified check, upon the closing of the Global Link Transaction. If, at any time, the Company acquires, by merger or otherwise, all or substantially all of the assets or capital stock of Sitel (the "Sitel Transaction"), the Company will pay to Consultant additional compensation of $150,000 with respect to such Sitel Transaction which will be paid, by certified check, (i) 50% upon the closing of the Sitel Transaction and (ii) 50% on the first anniversary of the closing of the Sitel Transaction.

     4. Available Time. Consultant shall make available such time as it, in its discretion, shall deem appropriate for the performance of its obligations under this agreement.

     5. Relationship. Nothing herein shall constitute Consultant as an employee or agent of the Company, except to such extent as might hereafter be agreed upon for a particular purpose. Except as might hereafter be expressly agreed, Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.

                  6. Indemnity. The Company agrees to indemnify and hold Consultant and each of its partners, employees and agents and each of the officers, directors, shareholders, employees and agents of Consultant's general partner harmless from and against any and all losses, claims, damages, liabilities, costs and expenses, including, without limitation, reasonable attorney's fees and disbursements, to which Consultant or any such parties may become subject, arising in any manner out of or in connection with Consultant's rendering of services under this Agreement, except for any losses, claims, damages, liabilities, costs



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or  expenses  resulting  from any act of  Consultant  involving  its  gross negligence or intentional misconduct.

     7. Assignment and Termination. This Agreement shall not be assignable by any party; provided that the Consultant may transfer or assign the Warrants as specified therein.

     8. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

                  If the foregoing reflects your understanding, please execute the enclosed copy of this letter and return it to Consultant, whereupon this letter shall become a binding agreement between the Company and Consultant.

                                                Very truly yours,

                                                WHALE SECURITIES CO., L.P.

                                                By:  Whale Securities Corp.,
                                 General Partner


                                                By: /s/ William G. Walters
                                                   ---------------------------
                                                   Name:  William G. Walters
                                                   Title:  Chairman

AGREED AND ACCEPTED:

GLOBAL TELECOMMUNICATION SOLUTIONS, INC.


By: /s/ Shelly Finkel
   ----------------------------
    Name:  Shelly Finkel
    Title: Chairman of the Board




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